Gran Tierra Energy Inc. Announces Second Quarter 2022 Results

•Average Total Production of 30,607 BOPD, Highest since Fourth Quarter 2019
•Total Average Production Up 4% from First Quarter 2022 and 33% from Second Quarter 2021
•Generated Net Income of $53 Million
•Increased Adjusted EBITDA(1) to $140 Million, Up 286% Year-on-Year
•Grew Net Cash Provided by Operating Activities to $143 Million, Up 285% Year-on-Year
•Increased Funds Flow from Operations(1) to $104 Million, Up 345% Year-on-Year, Highest since First Quarter 2013
•Generated Free Cash Flow(1)of $38 Million
•Credit Facility Repaid in Full
•As of June 30, 2022, Cash Balance of $109 Million and Net Debt(1) of $491 Million
CALGARY, ALBERTA, August 8, 2022, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended June 30, 2022 (“the Quarter”). All dollar amounts are in United States dollars, and production amounts are on an average working interest (“WI”) before royalties basis unless otherwise indicated. Per barrel (“bbl”) and bbl per day (“BOPD”) amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty (“NAR”) production, see Gran Tierra’s Quarterly Report on Form 10-Q filed August 8, 2022.
Key Highlights of the Quarter:
•Net Income: Gran Tierra generated net income of $53 million, up 275% from first quarter 2022 (“the Prior Quarter”), and versus a net loss of $18 million in second quarter 2021.
•Diluted Earnings Per Share: Gran Tierra generated earnings of $0.14 per share, up from $0.04 per share in the Prior Quarter and compared to a net loss of $0.05 per share in second quarter 2021.
•Significant Growth in Net Cash Provided by Operating Activities: The Company realized net cash provided by operating activities of $143 million, up 285% from second quarter 2021.
•Highest Funds Flow from Operations(1) since First Quarter 2013: Funds flow from operations(1) increased to $104 million, the highest since first quarter 2013, which was up 19% from the Prior Quarter and up 345% from second quarter 2021. On a diluted per share basis funds flow from operations was $0.28, which was up from $0.06 per share in second quarter 2021 and up from $0.23 per share in the Prior Quarter.
•Strong Free Cash Flow(1): Gran Tierra generated free cash flow(1) of $38 million while completing the majority of the Company’s development programs in Acordionero and Costayaco.
•Rapid Debt Reduction: Gran Tierra has repaid its credit facility. In only two years, Gran Tierra fully paid down its credit facility balance from $207 million to zero, which demonstrates the Company’s commitment to rapidly reduce debt with its free cash flow(1). As of June 30, 2022, the Company had a cash balance of $109 million and net debt(1) of $491 million. The Quarter’s net debt to annualized EBITDA(1) ratio was below 1.0 times and the Company is targeting a long-term net debt to EBITDA ratio of under 1.0 times at an assumed $60/bbl Brent oil price.

•Annual Production Growth: Production was in-line with the budget and averaged 30,607 BOPD, up 4% compared to the Prior Quarter and 33% from second quarter 2021.
•Additional Key Financial Metrics:
◦Capital Expenditures: Capital expenditures of approximately $65 million were higher than the Prior Quarter’s level of $41 million, as the majority of Gran Tierra’s capital programs in both Costayaco and Acordionero were completed during the Quarter.
◦Increased Oil Sales: The Brent oil price averaged $111.98/bbl, up 14% from the Prior Quarter and up 62% year-on-year. Gran Tierra generated oil sales of $206 million, up 18% from the Prior Quarter and 113% from the second quarter of 2021. The significant annual increase in oil sales was driven by the Company’s 33% increase in quarterly production year-on-year, combined with the increase in the Brent oil price over the same period.
◦Strong Operating Netback(1)(2): The Company’s operating netback(1)(2) of $59.62/bbl was the highest netback since third quarter 2014, and was up 14% from the Prior Quarter and up 81% year-on-year. This strong annual increase was driven by Gran Tierra’s 33% rise in quarterly production year-on-year and the strong growth in the Brent oil price.
◦Operating Expenses: Compared to the Prior Quarter, Gran Tierra’s operating expenses increased 8% to $14.38/bbl, up from $13.34/bbl, due to higher workover and power generation costs. Compared to the second quarter of 2021, operating expenses increased by 12% on a per bbl basis, primarily as a result of workover costs.
◦Other Expenses:
▪The quality and transportation discount increased 3% to $13.00 per bbl, compared to $12.57 per bbl in the Prior Quarter, because of widening Castilla and Vasconia oil price differentials to Brent.
▪General and administrative (“G&A”) expenses before stock-based compensation were $2.86 per bbl, down from $2.97 per bbl in the Prior Quarter and $3.49 per bbl in second quarter 2021. This decrease was driven by the Company’s higher sales volumes in the Quarter.
Message to Shareholders
“Gran Tierra has had another strong quarter where we were able to deliver on our development campaigns in both the Acordionero and Costayaco fields, while continuing to make progress on drilling exploration wells in both Ecuador and Colombia,” commented Gary Guidry, President and Chief Executive Officer of Gran Tierra. “In this high oil price environment and with our high-quality asset base, we were able to reduce net debt(1) by $298 million or 38% over the past two years. We also generated our highest quarterly funds flow from operations(1) since the first quarter of 2013.
With our credit facility now paid off, we plan to maintain a cash balance in excess of $75 to $100 million in order to maintain liquidity. We plan to deploy excess cash over and above our targeted cash balance to strengthen our balance sheet, buy back shares and pursue accretive opportunities to continue to strengthen our portfolio.
As we look forward to the third quarter of 2022, we are excited about spudding exploration wells in Colombia and Ecuador and increasing production in our core assets..”
•Operations Update:
◦Acordionero:
▪During the Quarter, a new pacesetter well was delivered in Acordionero, which took only 3.9 days to drill. Drilling activities have been completed on the Central Pad with the delivery of the sixteenth well in the 2022 development program.

▪Overall, the time to drill a development well in Acordionero has decreased by a further 10% on the Central Pad, with the average time reduced from 5 days to 4.5 days. As a result of the reduction in drilling times, the average per well drilling costs decreased to $1.2 million, 9% lower than budgeted.
◦Costayaco and Moqueta:
▪During the Quarter, the drilling and completion program in Costayaco was completed and was under budget as a result of cost reductions through optimization and the successful application of techniques utilized in our Acordionero development program. All five wells were completed during the first half of the year.
◦Ecuador Exploration:
▪Gran Tierra is currently mobilizing a drilling rig to the wellsite pad for the planned Bocachico-1 exploration well in the Chanangue Block in Ecuador’s Oriente Basin. The Company expects to start drilling this well before the end of August 2022.
▪Construction continues on the Charapa-B drilling pad in the Charapa Block.
◦Colombia Exploration:
▪In the Putumayo Basin, Gran Tierra continues progressing its exploration activities. The wellsite construction has started for the planned Rose-1 exploration well in the ALEA-1848A Block, which has a planned spud date in the third quarter of 2022.

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2022	2021	2022	2022	2021

Net Income (Loss)	$52,972	$(17,627)	$14,119	$67,091	$(55,049)
Per Share - Basic and Diluted	$0.14	$(0.05)	$0.04	$0.18	$(0.15)

Oil Sales	$205,785	$96,623	$174,569	$380,354	$192,116
Operating Expenses	(39,494)	(26,247)	(34,935)	(74,429)	(56,918)
Transportation Expenses	(2,513)	(3,002)	(2,834)	(5,347)	(5,601)
Operating Netback(1)(2)	$163,778	$67,374	$136,800	$300,578	$129,597

G&A Expenses Before Stock-Based Compensation	$7,847	$7,133	$7,779	$15,626	$13,950
G&A Stock-Based Compensation Expense (Recovery)	1,989	1,873	4,557	6,546	5,544
G&A Expenses, Including Stock Based Compensation	$9,836	$9,006	$12,336	$22,172	$19,494

Adjusted EBITDA(1)	$140,113	$36,299	$119,378	$259,491	$78,203

EBITDA(1)	$146,048	$34,424	$106,750	$252,798	$50,783

Net Cash Provided by Operating Activities	$143,197	$37,222	$103,825	$247,022	$79,154

Funds Flow from Operations(1)	$103,625	$23,272	$87,310	$190,935	$52,245

Capital Expenditures	$65,199	$37,384	$41,483	$106,682	$74,811

Free Cash Flow(1)	$38,426	$(14,112)	$45,827	$84,253	$(22,566)

Average Daily Volumes (BOPD)
WI Production Before Royalties	30,607	23,035	29,362	29,988	23,745
Royalties	(7,392)	(4,059)	(6,529)	(6,962)	(3,995)
Production NAR	23,215	18,976	22,833	23,026	19,750
(Increase) Decrease in Inventory	(368)	(522)	(103)	(236)	(393)
Sales	22,847	18,454	22,730	22,790	19,357
Royalties, % of WI Production Before Royalties	24%	18%	22%	23%	17%

Per bbl
Brent	$111.98	$69.08	$97.90	$104.94	$65.23
Quality and Transportation Discount	(13.00)	(11.54)	(12.57)	(12.73)	(10.40)
Royalties	(24.07)	(10.21)	(18.66)	(21.32)	(9.21)
Average Realized Price	74.91	47.33	66.67	70.89	45.62
Transportation Expenses	(0.91)	(1.47)	(1.08)	(1.00)	(1.33)
Average Realized Price Net of Transportation Expenses	74.00	45.86	65.59	69.89	44.29
Operating Expenses	(14.38)	(12.86)	(13.34)	(13.87)	(13.51)
Operating Netback(1)(2)	59.62	33.00	52.25	56.02	30.78
G&A Expenses Before Stock-Based Compensation	(2.86)	(3.49)	(2.97)	(2.91)	(3.31)
Realized Foreign Exchange (Loss) Gain	0.59	0.19	(0.43)	0.09	0.07
Cash Settlements on Derivative Instruments	(6.48)	(11.91)	(3.28)	(4.92)	(8.95)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(4.03)	(6.39)	(4.29)	(4.16)	(6.17)
Net Lease Payments	0.13	(0.01)	0.03	0.08	(0.01)
Current Income Tax Expense	(9.26)	0.01	(7.95)	(8.62)	—
Cash Netback(1)	$37.71	$11.40	$33.36	$35.58	$12.41

Share Information (000s)
Common Stock Outstanding, End of Period	368,872	366,992	368,421	368,872	366,992
Weighted Average Number of Common and Outstanding - Basic	368,571	366,982	367,387	367,982	366,982
Weighted Average Number of Common and Outstanding - Diluted	374,234	366,982	372,375	372,978	366,982

(1) Funds flow from operations, operating netback, net debt, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock-based compensation expense, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”), cash flow, free cash flow and net debt are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Cash flow refers to funds flow from operations. Free cash flow refers to funds flow from operations less capital expenditures. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its second quarter 2022 results conference call on Tuesday, August 9, 2022, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by registering at the following link: https://register.vevent.com/register/BI373a80a4a7d54439aabde5fe6a3c30f5. The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company's Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect”, “plan”, “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress” and “believes”, derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company's expected future production and free cash flow, the Company’s targeted cash balance and uses of excess free cash flow, the Company’s drilling program and the Company's expectations as to debt repayment, commodity prices and its positioning for 2022. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra's operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra's ability to obtain a new credit agreement and to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, and other financial instruments gains or losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net loss to cash netback is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021
Net income (loss)	$52,972	$(17,627)	$14,119	$67,091	$(55,049)
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	42,216	28,927	40,963	83,179	60,245
Deferred tax expense	13,241	9,203	18,713	31,954	17,854

Stock-based compensation expense	1,989	1,873	4,557	6,546	5,544
Amortization of debt issuance costs	1,131	894	887	2,018	1,775
Non-cash lease expense	747	370	411	1,158	814
Lease payments	(388)	(393)	(344)	(732)	(855)
Unrealized foreign exchange loss (gain)	4,341	477	(4,839)	(498)	13,480
Derivative instruments loss	5,172	21,239	21,439	26,611	44,937
Cash settlements on derivative instruments	(17,796)	(24,305)	(8,596)	(26,392)	(37,709)
Other financial instruments loss	—	2,614	—	—	1,209
Cash netback	$103,625	$23,272	$87,310	$190,935	$52,245

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock-based compensation expense or recovery, unrealized derivative instruments gains or losses and other financial instruments gains or losses. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
EBITDA - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021
Net income (loss)	$52,972	$(17,627)	$14,119	$67,091	$(55,049)
Adjustments to reconcile net income (loss) to EBITDA and Adjusted EBITDA
DD&A expenses	42,216	28,927	40,963	83,179	60,245
Interest expense	12,194	13,935	12,128	24,322	27,747
Income tax expense	38,666	9,189	39,540	78,206	17,840
EBITDA	$146,048	$34,424	$106,750	$252,798	$50,783
Non-cash lease expense	747	370	411	1,158	814
Lease payments	(388)	(393)	(344)	(732)	(855)
Unrealized foreign exchange loss (gain)	4,341	477	(4,839)	(498)	13,480
Stock-based compensation expense	1,989	1,873	4,557	6,546	5,544
Unrealized derivative instruments (gain) loss	(12,624)	(3,066)	12,843	219	7,228
Other financial instruments loss	—	2,614	—	—	1,209
Adjusted EBITDA	$140,113	$36,299	$119,378	$259,491	$78,203

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, and other financial instruments gains or losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net loss to both funds flow from operations and free cash flow is as follows:

Three Months Ended June 30,	Three Months Ended March 31,	Six Months Ended June 30,

Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021
Net income (loss)	$52,972	$(17,627)	$14,119	$67,091	$(55,049)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	42,216	28,927	40,963	83,179	60,245
Deferred tax expense	13,241	9,203	18,713	31,954	17,854
Stock-based compensation expense	1,989	1,873	4,557	6,546	5,544
Amortization of debt issuance costs	1,131	894	887	2,018	1,775
Non-cash lease expense	747	370	411	1,158	814
Lease payments	(388)	(393)	(344)	(732)	(855)
Unrealized foreign exchange loss (gain)	4,341	477	(4,839)	(498)	13,480
Derivative instruments loss	5,172	21,239	21,439	26,611	44,937
Cash settlements on derivative instruments	(17,796)	(24,305)	(8,596)	(26,392)	(37,709)
Other financial instruments loss	—	2,614	—	—	1,209
Funds flow from operations	$103,625	$23,272	$87,310	$190,935	$52,245
Capital expenditures	$65,199	$37,384	$41,483	$106,682	$74,811
Free cash flow	$38,426	$(14,112)	$45,827	$84,253	$(22,566)

Net debt as presented is defined as GAAP total debt less cash.
Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.